Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-221694 on Form S-8 and Registration Statement No. 333-235303 on Form S-3 of our reports dated February 25, 2021 relating to the financial statements of Cannae Holdings, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 25, 2021